                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-71428) pertaining to The Gradall Company Salaried Employees' Savings and Investment Plan of our report dated May 29, 2003, with respect to the financial statements and supplemental schedule of The Gradall Company Salaried Employees' Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


/s/ Rea & Associates, Inc.


New Philadelphia, Ohio
June 27, 2003